UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-effective amendment no. 1 to Form S-8 Registration Statement no. 333-13988

Post-effective amendment no. 1 to Form S-8 Registration Statement no. 333-10156

Rio Tinto plc

England and Wales	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Eastbourne Terrace London W2 6LG, United Kingdom (Address of principal executive offices)
Share Savings Plan Share Option Plan 1998

Cheree Finan

Corporate Secretary
Rio Tinto Services Inc
80 State Street
Albany

New York, 12207-2543
(Name and address of agent for service)

(801) 204-2251
(Telephone number, including area code, for agent for service)

Explanatory Note:

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-10156) filed by Rio Tinto plc on March 24, 1999 and the Registration Statement on Form S-8 (File No. 333-13988) filed by Rio Tinto plc on October 5, 2001 (the “Registration Statements”). The Company has terminated the offering of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, United Kingdom, on March 6, 2015.

Rio Tinto plc
(Registrant)

By /s/ Eleanor Evans
Eleanor Evans
Company Secretary
(Signature and Title)